UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 31 , 2010

Commission File Number:  000-17119

QuantRx Biomedical Corporation
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
330202574
(IRS Employer Identification No.)

5920 NE 112th Avenue, Portland, Oregon, 97220
(Address of principal executive offices)

503-252-9565
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 8.01 below.

Item 8.01 Other Events.

QuantRx Biomedical Corporation (the "Company") would like to provide the following year end update to its shareholders. The Company's Board of Directors has been working to restructure and/or eliminate the Company's outstanding cash liabilities in order to continue to operate as a going concern. Additionally, the Company is developing and beginning to implement an operating plan focused on development and commercialization of its PAD technology, which could involve both a direct marketing initiative by the Company and a licensing, partnership or other transaction. The Company remains committed to its strategy of leveraging its broad-based intellectual property (IP) and patent portfolio to develop new and innovative diagnostic products, and commercializing existing products through corporate partners and distributors.

In light of the current financing environment, the Company's current financial condition and its short-term working capital requirements, the Board of Directors has determined to reduce its staffing to a level required to maintain the Company's assets and to pursue in an incremental manner the development and commercialization of the Company's technology. Although there is no assurance that such financing will be available, the Company may seek additional financing to pursue business opportunities related to its PAD technology.

Additionally, management continues to focus on resolving its legal dispute with NuRx Pharmaceuticals, Inc. ("NuRx") relating to the Company's interest in QN Diagnostics, LLC ("QN"), a company jointly owned by the Company and NuRx which was established to develop and commercialize diagnostic products for both the human and veterinary laboratory and Point-of-Care ("POC") markets based on the Company's patented technology platforms that were transferred to QN.

Further, effective December 31, 2010, Barry J. London will resign from the Company's Board of DIrectors, and his employment as the Company's Interim Chief Executive Officer will terminate. Dr. William H. Fleming and Dr. Schalom Hirschman, the Company's Chief Scientific Officer and Chairman of the Board of Directors, respectively, will jointly assume responsibilities as the Company's principal executive officer and remain directors. The Company will retain outsourced consultants and service providers as necessary to continue the business of the Company and achieve the Company's objectives as determined by the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QuantRx Biomedical Corporation

Date:   January 3, 2011
By:	/s/ Barry J. London

Name: Barry J. London
Title: Interim Chief Executive Officer